SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
Preliminary Proxy Statement [X]
Confidential, for Use
of the Commission Only (as permitted by Rule 14a-6(e) (2) [  ]
Definitive Proxy Statement [ ]
Definitive Additional Materials [  ]
Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                               UNITED NATIONAL BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                     COMMITTEE TO PRESERVE SHAREHOLDER VALUE
--------------------------------------------------------------------------------
(Name of Person (s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14 (a)-6(i) (4) and
     0-11.

         1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         5) Total Fee Paid:
         -----------------------------------------------------------------------
[  ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
[  ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         -----------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
         3) Filing Party:

         -----------------------------------------------------------------------
         4) Date Filed:

         -----------------------------------------------------------------------

                               UNITED NATIONAL BANCORP
                                ________________

                         ANNUAL MEETING OF STOCKHOLDERS
                                April 15, 2003
                               ___________________

             PROXY STATEMENT OF THE UNITED NATIONAL BANCORP COMMITTEE
                 TO PRESERVE SHAREHOLDER VALUE (THE "COMMITTEE")
                              [OPPOSES THE BOARD OF
                        DIRECTORS OF UNITED NATIONAL BANCORP]

This Proxy Statement and WHITE proxy card are being furnished to holders of the common stock (the "Stockholders"), par value $1.25 per share (the "Common Stock") of United National Bancorp (the "Company") a New Jersey Corporation, in connection with the solicitation of proxies (the "Proxy Solicitation") by the United National Bancorp Committee to Preserve Shareholder Value (the "Committee"). The Annual Meeting of Stockholders is to be held on April 15, 2003. Please refer to the Company's proxy statement for the time and location of this meeting (the "Annual Meeting"). Stockholders who own the Common Stock on February 26, 2003 will be entitled to vote ("Annual Meeting Record Date"). The Company's principal executive offices are located at 1130 Route 22 East, Bridgewater, New Jersey 08807-0010.

At the Annual Meeting, the Company will be seeking (i) the election of one Director for a term of three years or until a successor has been elected and qualified and (ii) ratification of the appointment of KPMG LLP independent auditors.

The Committee members own approximately 314,099 shares, which represents 1.65% of the Company's outstanding Common Stock, based upon the Company's January 22, 2003 press release and are soliciting the votes of other Stockholders to elect one Director at this year's Annual Meeting in opposition to the five (5) directors nominated for election by the Company. The Committee is soliciting your proxy in support of the election of Harold Schechter (Schechter")(the "Committee Nominee") to the Company's Board of Directors.

The Committee consists of the Committee Nominee, Seidman and Associates, L.L.C. ("SAL"), a New Jersey Limited Liability Company; Seidman Investment Partnership, L.P.; ("SIP"), a New Jersey Limited Partnership; Seidman Investment Partnership II, L.P.("SIP II"), a New Jersey Limited Partnership; Kerrimatt, L.P. ("Kerrimatt"), a New Jersey Limited Partnership; Federal Holdings, LLC ("Federal"), a New York Limited Liability Company; Pollack Investment Partnership, LP ("PIP"), a New Jersey Limited Partnership, Dennis Pollack ("Pollack"), Theodore Harwick ("Harwick") and Lawrence Seidman("Seidman"). This Proxy Statement and WHITE proxy card are being first mailed or furnished to Stockholders on or about March --, 2003.

The Committee's goal is to preserve shareholder value and it is the opinion of the Committee that one of the best ways to accomplish this goal is through the representation of a representative of a significant shareholder on the Board of Directors. Mr. Seidman requested that the Board be expanded by one (1) and that a Committee representative be added to the Board. This would have avoided the need for a time consuming and expensive proxy contest. The Company refused this request. Through representation on the Board of Directors, the Committee's Nominee will attempt to persuade the Board of Directors to: (i) accelerate the Company's share repurchase program; and (ii)retain an investment banker to determine the value of the Company in a sale versus remaining independent.

Remember, your last dated proxy is the only one that counts, so return the WHITE card even if you delivered a prior proxy. We urge you not to return any proxy card sent to you by the Company.

Your vote is important, no matter how many or how few shares you hold. If your shares are held in the name of a brokerage firm, bank, or nominee, only they can vote your shares and only upon receipt of your specific instructions. Accordingly, please return the WHITE proxy card in the envelope provided by your Bank or Broker or contact the person responsible for your account and give instructions for such shares to be voted for the Committee Nominee.

If your shares are registered in more than one name, the WHITE proxy card should be signed by all such persons to ensure that all shares are voted for the Committee's Nominee.

Please refer to the Company's proxy statement for a full description of management's proposals, the securities ownership of the Company, the share vote required to ratify each proposal, information about the Company's Officers and Directors, including compensation, information about the ratification of the appointment of KPMG, LLP, as independent auditors and the date by which Stockholders must submit proposals for inclusion at the next Annual Meeting.

Holders of record of shares of Common Stock on the Annual Meeting Record Date are urged to submit a proxy even if such shares have been sold after that date. The number of shares of Common Stock outstanding as of the Annual Meeting Record Date is --------. Each share of Common Stock is entitled to one vote at the Annual Meeting.

If you have any questions or need assistance in voting your shares, please call:

                                D. F. King & Co.
                             Att: Richard Grubaugh
                                 48 Wall Street
                            New York, New York 10005
                         (Call Toll Free (800) 290-6426)

                              THE COMMITTEE'S GOAL:

                        OUR GOAL IS TO MAXIMIZE THE VALUE
                         OF THE COMPANY'S STOCK FOR ALL
                                  SHAREHOLDERS

The Committee believes its fellow Shareholders have the same goal: to maximize the value of the Company's stock they purchased. The Committee believes that the Company should immediately retain an investment banker to analyze the Company's value in a sale versus remaining independent to assist the Company's Board in reaching an informed decision on how to maximize shareholder value. In addition, the investment banker will also be asked to evaluate whether the Company can make in-market acquisitions that are accretive (acquisitions that will add to the earnings per share of the Company within one year) and hopefully suggest ways to improve the Company efficiency ratio. The Committee does not believe that the value of the Company's stock can be maximized solely through internal growth.

If the Company cannot grow through accretive acquisitions, the goal to maximize value can be accomplished most effectively by selling or merging the Company. The only way the Committee can be assured that its proposals receive appropriate consideration is through Board representation. The Committee has urged management to pursue acquisition/merger discussions with potentially interested banks so the Company could properly compare the economic benefits of an acquisition of other financial institutions to a sale of the Company.

No guarantee, or assurance, can be given that the Committee's proposals will result in a maximization of shareholder value. It is simply, and solely, the Committee's opinion that these proposals are likely to produce positive results for all shareholders.

                          SEIDMAN'S MEETING WITH THOMAS
                           GREGOR AND RANDY GERLEIT

On or about September 11, 2003, Mr. Seidman had lunch with Thomas Gregor, Chairman and Chief Executive Officer of the Company and United Trust Bank (the "Association"), the wholly owned principal banking subsidiary of the Company, Randy Gerleit, President and Chief Operating Officer of the Association and one outside third party. In addition to other matters discussed, Mr. Seidman requested that the Board be enlarged by one seat and that he be added to the Board. This suggestion would not require any present Board member to be removed. Based upon the Certificate of Incorporation and By-Laws of the Company, the addition of one seat to the Board would not require an amendment to either document. Based upon the By-Laws the number of directors shall be fixed exclusively by the Board pursuant to a resolution of the Board adopted by the affirmative vote of at least two-thirds of the entire Board.

Mr. Gregor told Mr. Seidman that it was his desire to reduce the size of the Board, not increase the number of Directors, therefore Mr. Gregor rejected Mr. Seidman's request.

                          SEIDMAN'S DECEMBER 16, 2002
                              LETTER TO MR. GREGOR

On December 16, 2002 Mr. Seidman sent a letter to Mr. Gregor (i) objecting to the Company's amendment of its By-Laws to prohibit Mr. Seidman from being a director; (ii) objecting to Mr. Gregor's intention to grow the Company from a $3 billion to an approximately $5 billion institution over the next 2 to 3 years; and (iii) comparing the Company's performance to several high performing financial institutions. Mr. Seidman also stated in the letter that if the Company was not capable of achieving an after-tax 15% return on equity, it should be sold to maximize shareholder value. Moreover, Mr. Seidman pointed out that independence is earned through "exemplary performance" not "excuses". Mr. Seidman did not receive a response to his letter. (A copy of the letter is available upon request.)

                 THE PRICE RECEIVED BY ALL NEW JERSEY BANKS AND
               THRIFTS IN THE LAST TWO CALENDAR YEARS COMPARED TO
                         THE COMPANY'S FINANCIAL RESULTS

The Company's stock, based upon its closing price of $23.90 on February 27, 2003, is trading at 1.71 times its December 31, 2002 $13.93 book value and 19.27 times its twelve month December 31, 2002 diluted earnings per share of $1.24.The Company's return on equity for calendar year 2002 was 10.07%. In the opinion of the Committee, unless the Company can do an accretive acquisition, or significantly increase its earnings per share and return on equity, a sale of the Company at this time may be more economically beneficial than the Company remaining an independent financial institution. These facts are supported by the following chart, which reflects the mean and median price to book value, price to last twelve months earnings multiple and deposit premium paid for New Jersey banks and thrifts acquired in 2001 and 2002.

       NEW JERSEY MERGER ACTIVITY 2001 IN EXCESS OF $25 MILLION DEAL VALUE
-------------------------------------------------------------------------------
                                           PRICE/       PRICE/
    ACQUIROR/                  ANNOUNCE    TANGIBLE     LTM              DEPOSIT
    TARGET                       DATE      BOOK         EARNINGS (X)     PREMIUM
-------------------------------------------------------------------------------
BANKS
1.United National Bancorp/     11/19/01      252.10        19.56           17.27
Vista Bancorp Inc.

            MEAN                             252.10        19.56           17.27
            MEDIAN                           252.10        19.56           17.27

THRIFTS     NONE

-------------------------------------------------------------------------------

Therefore, if the Company shareholders were paid what the Company paid to purchase Vista Bancorp, Inc., the shareholders would receive a significant premium over the Company's present stock price.


       NEW JERSEY MERGER ACTIVITY 2002 IN EXCESS OF $25 MILLION DEAL VALUE
-------------------------------------------------------------------------------
                                               PRICE/       PRICE/
                             ANNOUNCE  DEAL    TANGIBLE     LTM          DEPOSIT
                               DATE    VALUE   BOOK         EARNINGS     PREMIUM
                                       ($M)     (%)           (x)           (%)
------------------------------------------------------------------------------
BANKS
1.Interchange Financial Serv./11/18/02  87.3   303.7          21.2          26.4
Bridge View Bancorp

MEAN                                    87.3  303.7          21.2          26.4
MEDIAN                                  87.3  303.7          21.2          26.4

THRIFTS
1.Kearny, MHC/                1/10/02   27.5   253.3          NM            23.6
Pulaski Bancorp Inc. (MHC)
2.Kearny, MHC/                9/11/02   72.2   334.6          52.4          60.8
West Essex Bancorp (MHC)
3.NSB Holding Corp/           5/16/02   34.5   276.6          NM            25.2
Liberty Bancorp Inc.(MHC)

MEAN                                    44.8   288.2          52.4          36.5
MEDIAN                                  34.6   276.6          52.4          25.2


Based upon the bank 2001 mean and median valuations, shown above, the Company based upon a $13.93 book value, $1.24 diluted earnings per share and $2.1 billion in deposits for the Calendar Year 2002, is worth the following per share dollar amounts:

             Book Value         LTM Earning         Deposit Premium
-------------------------------------------------------------------------------
MEAN          35.12              24.25                 33.42
MEDIAN        35.12              24.25                 33.42
-------------------------------------------------------------------------------


Based upon the bank 2002 mean and median valuations, the Company based upon a $13.93 book value, $1.24 diluted earnings per share and $2.1 billion in deposits for the Calendar Year 2002, is worth the following per share dollar amounts:

             Book Value         LTM Earning         Deposit Premium
-------------------------------------------------------------------------------
MEAN          42.30              26.29                 43.45
MEDIAN        42.30              26.29                 43.45
-------------------------------------------------------------------------------

There can be no assurance or guarantee that the Company would receive a price equal to or greater than the mean or median ratio stated above.


  COMPANY FINANCIAL RETURN VS. NEW YORK AND NEW JERSEY FINANCIAL INSTITUTIONS

The below chart shows the return on equity, return on assets, net interest margin for the December 31, 2002 quarter and 2002 calender year for the Company in comparison to the New York and New Jersey financial institutions with assets between $1 - $10 billion. The chart clearly shows that the Company's financial performance is below par in comparison to these peers.

ALL NEW JERSEY COMMERCIAL BANKS WITH ASSETS FROM $1-$10 BILLION
                                                      2002                 4Q02
                                             -------------------------   -------
                                             Return    Return      Net      Net
                                               On        On   Interest Interest
                                             Equity    Assets   Margin   Margin
                                             2002 Y    2002 Y   2002 Y   12/02 Q
Company Name                 Ticker  State    (%)       (%)       (%)       (%)
Hudson United Bancorp         HU        NJ   18.57     1.05      4.65      4.57
Lakeland Bancorp, Inc.        LBAI      NJ   10.61     0.84      4.69      4.68
Sun Bancorp, Inc.             SNBC      NJ    6.43     0.42      3.44      3.38
Trust Company of NJ (The)     TCNJ      NJ      NA       NA        NA        NA
Valley National Bancorp       VLY       NJ   22.84     1.74      4.51      4.39
Yardville National Bancorp    YANB      NJ   11.52     0.57      2.36      2.33

Average                                      13.99     0.92      3.93      3.87
Median                                       11.52     0.84      4.51      4.39

UNITED NATIONAL BANCORP       UNBJ      NJ   10.07     0.86      4.02      4.00

ALL NEW YORK COMMERCIAL BANKS WITH ASSETS FROM $1-$10 BILLION
                                                      2002                 4Q02
                                             -------------------------   -------
                                             Return    Return      Net      Net
                                               On        On    Interest Interest
                                             Equity    Assets   Margin   Margin
                                             2002 Y    2002 Y   2002 Y   12/02 Q
Company Name                 Ticker  State    (%)       (%)       (%)       (%)
Arrow Financial Corporation   AROW      NY   19.24     1.53      4.50      4.30
BSB Bancorp, Inc.             BSBN      NY   -1.16    -0.09      3.92      3.86
Community Bank System, Inc.   CBU       NY   12.64     1.10      4.63      4.87
Financial Institutions, Inc.  FISI      NY   15.97     1.34      4.37      4.21
Hudson Valley Holding Corp.   HUVL      NY      NA       NA        NA        NA
NBT Bancorp, Inc.             NBTB      NY   16.15     1.23      4.43      4.38
State Bancorp, Inc.           STB       NY   12.32     0.86      4.60      4.45
Sterling Bancorp              STL       NY   16.73     1.44      5.59      5.59
Suffolk Bancorp               SUBK      NY   21.12     1.72      5.39      5.34
Tompkins Trustco, Inc.        TMP       NY   16.55     1.46      4.60      4.39
TrustCo Bank Corp. NY         TRST      NY   20.64     1.65      4.00      4.07
U.S.B. Holding Co., Inc.      UBH       NY   15.83     1.05      3.63      3.45

Average                                      15.09     1.21      4.51      4.45
Median                                       16.15     1.34      4.50      4.38

UNITED NATIONAL BANCORP       UNBJ      NJ   10.07     0.86      4.02      4.00


                            THEREFORE A VOTE FOR THE
                          COMMITTEE NOMINEES IS A VOTE
                             TO START THE PROCESS TO
                         ACCELERATE THE SHARE REPURCHASE
                            PROGRAM, ATTEMPT TO DO AN
                            ACCRETIVE ACQUISITION AND
                              IF NOT POSSIBLE SELL
                            THE COMPANY FOR A PREMIUM
                          PRICE WHICH IS OPPOSED BY THE
                          PRESENT BOARD AND MANAGEMENT

Each Shareholder should be aware that the present election is only to elect five Directors to the Board of Directors of the Company and has nothing to do with the election of Directors for the Association. The present Directors of the Company, even if the Committee Nominees win this election, will still be able to appoint the Board of Directors of the Association, including the Company Nominees, even if they lose the election.

If a sale of the Company is not possible at a satisfactory price, the Committee Nominees, if elected, will work to increase the Company's earnings, earnings per share, earning assets and deposits and will strongly recommend that the Company aggressively pursue its stock repurchase program. In addition, the Committee Nominees will attempt to persuade the Company to pursue an accretive acquisition. The Board of Directors of the Company would have to determine a satisfactory price which could be either all cash or a combination of cash and stock. (The Board would have to make the same determination with respect to the consideration to be received in connection with a sale of the Company.) To accomplish the Committee's goal, the Committee Nominees, if elected, will need the cooperation of four of the other Directors. Furthermore, the Committee Nominees's plans could change subject to the fiduciary duty they will owe to all shareholders, if elected.

The Committee bases its position that the Board of Directors and Management of the Company oppose a sale of the Company upon statements by Mr. Gregor to Mr. Seidman at their lunch and subsequent phone conversation referred to above. Mr. Gregor stated that at the present time the Board is not interested in pursuing a sale of the Company and would prefer remaining independent.

Shareholders will not be afforded a separate opportunity to vote on the implementation of a stock repurchase program. Shareholders will be required to vote on certain sales or a mergers involving stock, but a cash acquisition may not require shareholder approval.

                  MR. SEIDMAN'S PAST HISTORY OF PROMOTING THE
                        MAXIMIZATION OF SHAREHOLDER VALUE

Seidman has been involved in proxy contests in connection with the following eight separate companies since 1995, IBS Financial Corp.("IBSF"), Wayne Bancorp, Inc. ("WYNE"), South Jersey Financial Corp., Inc. ("SJFC"), Citizens First Financial Corp. ("CFSB"), Yonkers Financial Corp. ("YFCB"), First Federal Savings and Loan Association of East Hartford ("FFES"), Vista Bancorp, Inc. ("Vista")and Kankakee Bancorp, Inc. ("KNK") seeking to maximize shareholder value by either an accretive acquisition or sale of the respective companies. IBSF, WYNE, FFES, VBNJ, YFCB and SJFC were sold at significant premiums to their book value and earnings, as shown by the following chart:

                                 Multiples [X]              Director
Seller     Buyer                 Book Value %  LTM EPS [X]  Nomineess
--------------------------------------------------------------------------------
Wyne  Valley National Bancorp      2.00           31.7     Seidman Nomineess
IBSF  Hudson United Bancorp.       1.45           31.0     Seidman
SJFC  Richmond Cty. Fin. Corp.     1.14           24.1     Seidman & Baer
FFES  Connecticut Bancshares,Inc.  1.37           13.5     Seidman
VBNJ  United National Bancorp      2.52           19.6     Seidman Nominees
                                                           including Baer & Bray
YFCB  Atlantic Bank of New York    1.52           16.20    Seidman
--------------------------------------------------------------------------------
Seidman was a member of the Board of SJFC and FFES, and Williamson was a member of the Board of FFES.

Seidman was not successful in his proxy contest with CFSB, VBNJ, YFCB or KNK. However, Seidman was successful in having CFSB conduct a Dutch Auction for 15% of its outstanding shares. Seidman had proposed this Dutch Auction and, in an agreement with CFSB, agreed to tender the shares he controlled into the auction and to execute a standstill agreement. Thus, the Dutch Auction resulted in large measure from proposals made by, and actions undertaken, by Seidman. With respect to YFCB Seidman continually pushed YFCB to sell. On November 14, 2001 YFCB announced a sale to Atlantic Bank of New York at $29.00 cash per share, based upon the above ratios.

The Board of Directors of CNYF and AHCI, each agreed voluntarily to increase by one (1) the size of the Board and Seidman was added to each respective Board. CNYF was sold to Niagara Bancorp, Inc. at a premium price of 1.30 times book and
27.57 times its last twelve (12) month earnings. AHCI was sold to Hudson River Bancorp, Inc. at a premium price of 1.25 times book and 25.60 times its last twelve (12) months earnings.

In addition, Seidman filed a Schedule 13D disclosing a plan to maximize shareholder value through an accretive acquisition or sale of 1st Bergen Bancorp, Inc. ("FBER"), Eagle BancGroup, Inc. ("EGLB"), and Jade Finacial Corporation ("IGAF"). All three institutions were sold shortly after the respective announcements. FBER was sold to Kearney Savings Bank for 1.78 % of book value and 28.6 times earnings. EGLB was sold to First Busey Corporation ("FBC") for 1.41% of book value and 30.3 times earnings. IGAF was sold to PSB Bancorp, Inc. for 92% of book value and 26.06 times earnings. Except for IGAF, these companies were sold at a significant premium to book value and earnings and its prevailing stock price.

On December 6, 2002, Michael A. Griffith was appointed to the KNK Board of Directors. His appointment was part of an agreement with an investor group led by Jeffrey L. Gendell, which owned apprximately 9.8% of KNK's outstanding shares. On January 17, 2003, KNK announced, among other things the resignation of Larry Huffman, the President and Chief Executive Officer and the election of Mr. Griffith as the new KNK Chairman.

All of the above institutions, except Vista Bancorp, Inc. (VBNJ) were thrifts. Commercial banks normally receive multiples greater than thrifts.

There is no guarantee or representation made by Mr. Seidman or the Committee that the Company can be sold for a premium equal to or greater than the premium paid for the commercial banks and thrifts mentioned in this proxy statement.

                        ELECTION OF COMMITTEE NOMINEE

When you return the Committee's proxy card you are only voting for Harold Schechter. Mr. Schechter has consented to being named in this Proxy Statement and have agreed to serve as a Director, if elected.

Harold Schechter is 58 years of age and his residence address is 38 Rillo Drive, Wayne, NJ 07470. He graduated from the Wharton School at the University of Pennsylvania in 1966 and the NYU Graduate School of Business in 1968. Since May 2001, he has been COO and CFO of Creative Salon Concepts, a distributor of hair care products and cosmetics. From 1978 to 2001, he was the Executive Vice President, COO and CFO of VT International, Ltd., an importer and distributor of luggage and bags.

The members of the Committee have agreed to act in concert; however, they have expressly reserved the right to terminate their agreement to act in concert.

During the last ten (10) years: (i) none of the Committee members has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) none of the Committee members, has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws; (iii) the Committee members, other than SIPII, Pollack, PIP, Kerrimatt and the Committee Nominee were parties to a civil proceeding which ultimately mandated activities that were subject to federal securities laws. Specifically, a civil action was filed by IBSF, during a proxy contest with certain members of the Committee, in the U.S. District Court. This litigation named the members of the Committee, as Defendants; except, SIPII, Pollack, PIP, Kerrimatt and the Committee Nominee. The claim was made that three members on the Committee did not make all of the disclosures required by the Securities Exchange Act of 1934. The District Court entered a Judgment dismissing the claims made by IBSF. The Third Circuit Court of Appeals reversed in part, and remanded the matter, determining that two (2) additional disclosures should have been made. Pending the remand, an Amended Schedule 13D was filed making additional disclosures with regard to Seidcal Associates and Kevin Moore concerning the background, biographical and employment information on Brant Cali of Seidcal and Kevin Moore of Federal. Thereafter, the District Court entered a Judgment After Remand which directed the inclusion of these disclosures in the Schedule 13D.

None of the Committee members is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the registrant, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. In addition none of the Committee members or any associates of the Committee members have any arrangement or understanding with any person (a) with respect to any future employment by the Company or its affiliates; or (b) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Mr. Seidman is the manager of SAL, Co-General Partner with Pollack in PIP, and is the President of the Corporate General Partner of SIP and SIPII and the investment manager for Kerrimatt and Federal; and, in that capacity, Mr. Seidman has the authority to cause those entities to acquire, hold, trade, and vote these securities and with respect to PIP, Seidman shares these functions with Pollack. SAL, SIP, SIPII, Kerrimatt, PIP and Federal were all created to acquire, hold, and sell publicly-traded securities. None of these entities was formed to solely acquire, hold, and sell the Company's securities. Each of these entities owns securities issued by one or more companies other than the Company. The members and limited partners in SIP, SIPII, SAL, Kerrimatt, PIP and Federal are all passive investors, who do not - and cannot - directly, or indirectly, participate in the management of these entities, including without limitation proxy contests. Seidman's total compensation is dependent upon the profitability of the operations of these entities, but no provision is made to compensate Seidman solely based upon the profits resulting from transactions from the Company's securities. In SAL, Seidman receives a $300,000 annual salary and a percentage of the profits, after the Members receive a return on their investment. In SIP, Federal and PIP, Seidman receives an annual fee, which is payable quarterly, based upon a valuation of the assets, and he receives a percentage of the profits. In Kerrimatt, Seidman receives an annual fee, which is payable quarterly based upon a valuation of the assets with a stated maximum fee payable, and he receives a percentage of the profits after a return to limited partners. In SIPII, Seidman receives a percentage of the profits and no annual fee.

On November 8, 1995, the acting Director of the Office of Thrift Supervision ("OTS") issued a Cease and Desist Order against Seidman ("C & D"), after finding that Seidman recklessly engaged in unsafe and unsound practices in the business of an insured institution. The C & D actions complained of were Seidman's allegedly obstructing an OTS investigation. The C & D ordered him to cease and desist from (i) any attempts to hinder the OTS in the discharge of its regulatory responsibilities, including the conduct of any OTS examination or investigation; and (ii) any attempts to induce any person to withhold material information from the OTS related to the performance of its regulatory responsibilities. The Order also provides that for a period of no less than three (3) years if Seidman becomes an institution-affiliated party of any insured depository institution subject to the jurisdiction of the OTS, to the extent that his responsibilities include the preparation or review of any reports, documents, or other information that would be submitted or reviewed by the OTS in the discharge of its regulatory functions, all such reports, documents, and other information shall, prior to submission to, or review by the OTS, be independently reviewed by the Board of Directors or a duly appointed committee of the Board to ensure that all material information and facts have been fully and adequately disclosed. In addition, a civil money penalty in the amount of $20,812 was assessed.

The voting power over the Company's securities is not subject to any contingencies beyond standard provisions for entities of this nature (i.e., limited partnerships and limited liability companies) which govern the replacement of a manager or a general partner. Specifically, the shares held by each of the named entities are voted in the manner that Seidman elects, in his non-reviewable discretion; except for PIP, where the voting discretion is shared with Pollack.

Additional Information concerning the Committee is set forth in Appendices A and B hereto. Each of the individuals listed on Appendix A attached hereto is a citizen of the United States.

                                    AUDITORS
The Committee has no objection to the ratification of the appointment of KPMG, LLP, as independent accountants for the Company for the fiscal year ending December 31, 2003.

                             SOLICITATION; EXPENSES

Proxies may be solicited by the Committee by mail, advertisement, telephone, facsimile, telegraph, and personal solicitation. Phone calls will be made to individual shareholders by all the individual Committee members, and employees of D. F. King & Co. Certain of Seidman's employees will perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward the Committee's solicitation material to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses. The Committee has retained D. F. King & Co. to assist in the solicitation of proxies and for related services. The Committee will pay D. F. King & Co. a fee of up to $25,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. In addition, the Committee has also agreed to indemnify D. F. King & Co. against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. The Securities and Exchange Commission deems such an indemnification to be against public policy. Approximately ten (10) persons will be used by D. F. King & Co.in its solicitation efforts.

The entire expense of preparing, assembling, printing, and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by SAL, SIP, PIP, Federal, Kerrimatt and SIP II. The Committee does not intend to solicit proxies via the Internet.

Although no precise estimate can be made at the present time, the Committee currently estimates that the total expenditures relating to the Proxy Solicitation incurred by the Committee will be approximately $50,000 of which $-0- has been incurred to date. The Committee intends to seek reimbursement from the Company for those expenses incurred by the Committee, if the Committee's Nominee is elected, but does not intend to submit the question of such reimbursement to a vote of the Shareholders.

For the proxy solicited hereby to be voted, the enclosed WHITE proxy card must be signed, dated, and returned to the Committee, c/o D. F. King & Co. Inc., in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to vote for the Committee Nominee, you must submit the enclosed WHITE proxy card and must NOT submit the Company's proxy card. If you have already returned the Company's proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating, and mailing the enclosed WHITE proxy card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING. Execution of a WHITE proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Secretary of the Company a later dated written revocation; (ii) submitting a duly executed proxy bearing a later date to the Committee; or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

Shares of Common Stock represented by a valid, unrevoked WHITE proxy card will be voted as specified. You may vote for the Committee's Nominee or withhold authority to vote for the Committee's Nominee by marking the proper box on the WHITE proxy card. Shares represented by a WHITE proxy card where no specification has been made will be voted for the Committee's Nominee and for KPMG, LLP.

Except as set forth in this Proxy Statement, the Committee is not aware of any other matter to be considered at the Annual Meeting. The persons named as proxies on the enclosed WHITE proxy card will, however, have discretionary voting authority as such proxies regarding any other business that may properly come before the Annual Meeting.

If your shares are held in the name of a brokerage firm, bank, or nominee, only they can vote such shares and only upon receipt of your specific instructions. Accordingly, please return the proxy in the envelope provided to you or contact the person responsible for your account and instruct that person to execute on your behalf the WHITE proxy card.

Only holders of record of Common Stock on the Annual Meeting Record Date will be entitled to vote at the Annual Meeting. If you are a Shareholder of record on the Annual Meeting Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Annual Meeting Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Annual Meeting Record Date, or grant a proxy to vote such shares on the WHITE proxy card, even if you sell such shares after such date.

The Committee believes that it is in your best interest to elect the Committee's Nominee as Directors at the Annual Meeting. THE COMMITTEE STRONGLY RECOMMENDS A VOTE FOR THE COMMITTEE NOMINEE AND FOR THE PROPOSED AUDITORS.

           UNITED NATIONAL BANCORP COMMITTEE TO PRESERVE SHAREHOLDER VALUE.


                              I M P O R T A N T !!!

If your shares are held in "Street Name" only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please return the proxy provided to you or contact the person responsible for your account and instruct them to vote for the Committee's Nominees on the WHITE proxy card.

If you have any questions, or need further assistance, please call Lawrence Seidman at 973-560-1400, Extension 108, or, our proxy solicitor: D. F. King & Co., Att: Richard Grubaugh, 48 Wall Street, New York, New York 10005, at
(800) 290-6426.

                                   APPENDIX A

                      THE COMMITTEE TO PRESERVE SHAREHOLDER
                              VALUE AND ITS NOMINEE

The participants who comprise the Committee own in the aggregate 312,542 shares of Common Stock, representing approximately 6.07% of the shares outstanding and are as follows:

Seidman and Associates, L.L.C. ("SAL"), is a New Jersey limited liability company, organized to invest in securities, whose principal and executive offices are located at 19 Veteri Place, Wayne, New Jersey 07470. Lawrence Seidman is the Manager of SAL and has sole investment discretion and voting authority with respect to such securities.

Seidman Investment Partnership, L.P. ("SIP"), is a New Jersey limited partnership, whose principal and executive offices are located at 19 Veteri Place, Wayne, NJ 07470. Veteri Place Corporation is the sole General Partner of SIP and Lawrence Seidman is the only shareholder director and officer of Veteri Place Corporation. Seidman has sole investment discretion and voting authority with respect to such securities.

Seidman Investment Partnership II, L.P. ("SIPII"), is a New Jersey limited partnership, whose principal and executive offices are located at 19 Veteri Place, Wayne, NJ 07470. Veteri Place Corporation is the sole General Partner of SIPII and Lawrence Seidman is the only shareholder director and officer of Veteri Place Corporation. Seidman has sole investment discretion and voting authority with respect to such securities.

Kerrimatt, LP (Kerrimatt), is a limited partnership formed, in part, to invest in stock of public companies whose principal and executive offices are located at 80 Main Street, West Orange, New Jersey 07052. Lawrence Seidman has the sole investment discretion and voting authority with respect to such securities until September 27, 2003

Federal Holdings L.L.C. ("Federal"), is a New York limited liability company, organized to invest in securities, whose principal and executive offices are located at One Rockefeller Plaza, 31st Floor, New York, NY 10020. Lawrence B. Seidman is the Manager of Federal and has sole investment discretion and voting authority with respect to such securities.

Pollack Investment Partnership ("PIP") is a New Jersey limited partnership whose principal and executive offices are located at 47 Blueberry Drive, Woodcliff Lakes, New Jersey 07677. Pollack and Seidman are co-general partners of PIP and share the investment discretion and voting authority with respect to such securities.

Lawrence Seidman is a private investor, with discretion over certain client accounts and is the Manager of Federal and SAL, and the President of the Corporate General Partner of SIP and SIP II, co-general partner of PIP and the investment manager of Kerrimatt. See Footnote No. 1 below for information concerning regulatory action.

Dennis Pollack is the co-general partner of PIP and shares discretion with Seidman with respect to this entity, and is a businessman and a private investor. In addition, Mr. Pollack is the President and Chief Executive Officer of Pegasus Funding Group, Inc. and Executive Vice President of New York National Bank.

Theodore Harwick is 63 years old and his residence address is 288 Bellis Road, Milford, NJ 08848. He graduated from Moravian College with a B.A. in Business and Economics in 1974 and a M.A. in Economics from Lehigh University in 1979. He is presently a Real Estate Independent Contractor. Previously, he has had 36 years of banking experience as a Senior Loan Officer, COO, CFO and Assistant Trust Officer at Phillipsburg National Bank and Trust Company.

Harold Schechter is a private investor, with sole discretion over all shares he owns See "Election of Committee Nominee" for complete resume.

The following sets forth the name, business address, and the number of shares of Common Stock of the Company beneficially owned as of March --, 2003, by each of the Committee Members [The actual stock purchase transactions are set forth on Exhibit B.]
                                                     Number of Shares
                                                     of Common Stock
                                                       Beneficially
          Name                                       Owned & Owned    Percent
         Class             Business Address          in Record Name    of
------------------------------------------------------------------------------
1. Seidman and Associates   Lanidex Center,             80,788
   L.L.C.(SAL)              100 Misty Lane
                            Parsippany, NJ 07054
2. Seidman Investment       19 Veteri Place             42,046
   Partnership, L.P.(SIP)   Wayne, NJ 07470
3. Seidman Investment       19 Veteri Place             41,397
   Partnership II, L.P.(SIPII) Wayne, NJ 07470
4. Lawrence Seidman and     19 Veteri Place            311,497
   discretionary clients    Wayne, NJ 07470
    (1) (2)
5. Federal Holdings, LLC    One Rockefeller Plaza       42,587
   (Federal)                New York, NY 10020
6. Kerrimatt, LP            80 Main St.                 40,940
   (Kerrimatt)              West Orange, NJ 07052
7. Pollack Investment       47 Blueberry Drive          36,132
   Partnership, L.P. (PIP)  Woodcliff Lake, NJ 07677
8. Dennis Pollack (2)       47 Blueberry Drive          36,132
   (Pollack)                Woodcliff Lake, NJ 07677
10.Theodore Harwick (3)     288 Bellis Rd.               2,502        (4)
                            Milford, NJ 08848-1710
11.Harold Schechter (5)     200 Webrow Rd.                 100        (4)
                            Parsippany, NJ 07054

------------------
(1)    Includes all shares owed by SAL, SIP, SIPII, Federal, Kerrimatt, and PIP.
(2)    Includes shares owned by PIP.
(3) The individual has sole voting and dispositive power for the shares he owns.
(4)    Less than 1%.
(5)    Joint account with his wife.

Seidman may be deemed to have sole voting power and dispositive power as to 311,497 shares beneficially owned by SIP, SIP II, SAL, Kerrimatt and Federal and his discretionary clients and shared voting power and dispositive power with Pollack as to the 36,132 shares owned by PIP. On November 8, 1995, the acting director of the Office of Thrift Supervision (OTS) issued a Cease and Desist Order against Seidman ("C & D") after finding that Seidman recklessly engaged in unsafe and unsound practices in the business of an insured institution. The C & D actions complained of were Seidman's allegedly obstructing an OTS investigation. The C & D ordered him to cease and desist from (i) any attempts to hinder the OTS in the discharge of its regulatory responsibilities, including the conduct of any OTS examination or investigation; and (ii) any attempts to induce any person to withhold material information from the OTS related to the performance of its regulatory responsibilities. The Order also provides that for a period of no less than three (3) years if Seidman becomes an institution-affiliated party of any insured depository institution subject to the jurisdiction of the OTS, to the extent that his responsibilities include the preparation or review of any reports, documents, or other information that would be submitted or reviewed by the OTS in the discharge of its regulatory functions, all such reports, documents, and other information shall, prior to submission to, or review by the OTS, be independently reviewed by the Board of Directors or a duly appointed committee of the Board to ensure that all material information and facts have been fully and adequately disclosed. In addition, a civil money penalty in the amount of $20,812 was assessed.

EXHIBIT B

       Entity        Date              Cost           Cost          Shares
                     Purch              per
                                       Share
-------------------------------------------------------------------------------
Seidman & Assoc    7/11/00            12.5621      12,562.14           1,000
Seidman & Assoc    7/11/00            12.5621       1,168.28              93
Seidman & Assoc    8/3/00             12.6892      68,750.00           5,418
Seidman & Assoc    8/8/00             12.6895      96,250.00           7,585
Seidman & Assoc   10/18/00            13.8953       7,531.25             542
Seidman & Assoc   10/30/00            13.8953      15,062.50           1,084
Seidman & Assoc    11/9/00            13.9004      75,312.50           5,418
Seidman & Assoc   11/27/00            14.6401     317,250.00          21,670
Seidman & Assoc    12/7/00            15.4592      33,500.00           2,167
Seidman & Assoc    2/16/01            18.0466      19,562.50           1,084
Seidman & Assoc    2/21/01            18.1652     118,092.00           6,501
Seidman & Assoc    2/22/01            18.1210      19,625.00           1,083
Seidman & Assoc    5/28/02B           22.8100      68,430.00           3,000
Seidman & Assoc    6/7/02B            22.5040      22,504.00           1,000
Seidman & Assoc    6/11/02B           21.2015      54,975.60           2,593
Seidman & Assoc    9/23/02            20.4500      29,243.50           1,430
Seidman & Assoc    9/23/02            20.5500      65,760.00           3,200
Seidman & Assoc    9/24/02            20.3000      21,518.00           1,060
Seidman & Assoc    9/24/02            20.3000      29,029.00           1,430
Seidman & Assoc    10/7/02            20.3200      29,057.60           1,430
Seidman & Assoc    10/9/02            20.0470     240,564.00          12,000
Totals                                          1,333,185.73          80,788

SIP                7/11/00            12.5343      19,052.09           1,520
SIP                8/3/00             12.6892      68,750.00           5,418
SIP                8/8/00             12.6897      61,875.00           4,876
SIP                9/21/00            12.7469      34,531.25           2,709
SIP               11/27/00            14.6401     158,625.00          10,835
SIP                2/16/01            18.0466      19,562.50           1,084
SIP                2/21/01            18.1663      65,344.24           3,597
SIP                2/22/01            18.1072      13,345.00             737
SIP                6/13/02B           21.2040      21,204.00           1,000
SIP                9/23/02            20.4500      14,601.30             714
SIP                9/23/02            20.5500      32,880.00           1,600
SIP                9/24/02            20.3000      10,718.40             528
SIP                9/24/02            20.3000      14,494.20             714
SIP                10/7/02            20.3200      14,508.48             714
SIP                10/9/02            20.0470     120,282.00           6,000
Totals                                            669,773.46          42,046

SIP II             7/11/00            12.5383      18,406.25           1,468
SIP II             8/8/00             12.6897      61,875.00           4,876
SIP II             9/7/00             12.8622      34,843.75           2,709
SIP II            10/18/00            13.8953       7,531.25             542
SIP II             11/1/00            13.9038      22,593.75           1,625
SIP II            11/27/00            14.6401     158,625.00          10,835
SIP II             2/16/01            18.0466      19,562.50           1,084
SIP II             2/21/01            18.1663      65,344.24           3,597
SIP II             2/22/01            18.1072      13,345.00             737
SIP II             3/8/01             18.4050      48,846.88           2,654
SIP II             6/13/02B           21.2040      21,204.00           1,000
SIP II             9/23/02            20.4500      14,601.30             714
SIP II             9/23/02            20.5500      32,880.00           1,600
SIP II             9/24/02            20.3000      10,718.40             528
SIP II             9/24/02            20.3000      14,494.20             714
SIP II             10/7/02            20.3200      14,508.48             714
SIP II             10/9/02            20.0470     120,282.00           6,000
Totals                                            679,662.00          41,397

Federal Holdings   7/11/00            12.5344      25,833.34           2,061
Federal Holdings   8/8/00             12.6897      61,875.00           4,876
Federal Holdings   11/8/00            13.9004      37,656.25           2,709
Federal Holdings  11/27/00            14.6401     158,625.00          10,835
Federal Holdings   1/10/01            16.8420      91,250.00           5,418
Federal Holdings   2/16/01            18.0466      19,562.50           1,084
Federal Holdings   2/21/01            18.1663      65,344.24           3,597
Federal Holdings   2/22/01            18.1072      13,345.00             737
Federal Holdings   6/14/02B           21.2040      21,204.00           1,000
Federal Holdings   9/23/02            20.4500      14,601.30             714
Federal Holdings   9/23/02            20.5500      32,880.00           1,600
Federal Holdings   9/24/02            20.3000      10,718.40             528
Federal Holdings   9/24/02            20.3000      14,494.20             714
Federal Holdings   10/7/02            20.3200      14,508.48             714
Federal Holdings   10/9/02            20.0470     120,282.00           6,000
Totals                                            702,179.71          42,587

Kerri-Matt         7/11/00            12.5298      18,406.25           1,469
Kerri-Matt         8/8/00             12.6897      61,875.00           4,876
Kerri-Matt         9/7/00             12.8622      34,843.75           2,709
Kerri-Matt         11/9/00            13.9004      37,656.25           2,709
Kerri-Matt        11/27/00            14.6401     158,625.00          10,835
Kerri-Matt         2/16/01            18.0466      19,562.50           1,084
Kerri-Matt         2/21/01            18.1663      65,344.24           3,597
Kerri-Matt         2/22/01            18.1072      13,345.00             737
Kerri-Matt         3/8/01             18.4050      48,846.88           2,654
Kerri-Matt         9/23/02            20.4500      14,601.30             714
Kerri-Matt         9/23/02            20.5500      32,880.00           1,600
Kerri-Matt         9/24/02            20.3000      10,718.40             528
Kerri-Matt         9/24/02            20.3000      14,494.20             714
Kerri-Matt         10/7/02            20.3200      14,508.48             714
Kerri-Matt         10/9/02            20.0470     120,282.00           6,000
Totals                                            665,989.25          40,940

Pollack Invest Pr 11/27/00            14.6428     158,625.00          10,833
Pollack Invest Pr  2/16/01            18.0466      19,562.50           1,084
Pollack Invest Pr  2/21/01            18.1663      65,344.24           3,597
Pollack Invest Pr  2/22/01            18.1072      13,345.00             737
Pollack Invest Pr  3/5/01             18.5135      60,187.50           3,251
Pollack Invest Pr  8/2/01             18.8953      97,500.00           5,160
Pollack Invest Pr  6/13/02B           21.2200       4,244.00             200
Pollack Invest Pr  6/14/02B           21.2040      21,204.00           1,000
Pollack Invest Pr  9/23/02            20.4500      14,601.30             714
Pollack Invest Pr  9/23/02            20.5500      32,880.00           1,600
Pollack Invest Pr  9/24/02            20.3000      10,718.40             528
Pollack Invest Pr  9/24/02            20.3000      14,494.20             714
Pollack Invest Pr  10/7/02            20.3200      14,508.48             714
Pollack Invest Pr  10/9/02            20.0470     120,282.00           6,000
Totals                                            647,496.62          36,132

Seidman & Clients  4/17/00            12.8078      14,562.50           1,137
Seidman & Clients 11/27/00            14.6421      94,778.44           6,473
Seidman & Clients  11/8/00            13.8831      22,560.00           1,625
Seidman & Clients  11/8/00            13.9039       7,522.00             541
Seidman & Clients  11/9/00            13.8788      45,120.00           3,251
Seidman & Clients  11/9/00            13.8828      30,084.00           2,167
Seidman & Clients 11/13/00            13.7783       5,966.00             433
Seidman & Clients  12/7/00            15.2761      16,544.00           1,083
Seidman & Clients  12/7/00            15.7538       1,024.00              65
Seidman & Clients  12/7/00            15.2761      16,544.00           1,083
Seidman & Clients  12/7/00            15.7538       1,024.00              65
Seidman & Clients  2/16/01            18.0979      19,600.00           1,083
Seidman & Clients  2/16/01            18.0985      19,604.00           1,083
Seidman & Clients  2/16/01            18.0979      19,600.00           1,083
Seidman & Clients  2/20/01            18.106       19,604.00           1,083
Seidman & Clients  2/20/01            18.0979      23,524.00           1,300
Seidman & Clients  2/20/01            18.0854      15,680.00             867
Seidman & Clients  6/14/02B           21.2000      14,840.00             700
Seidman & Clients 11/11/02            21.2873       2,341.60             110
Seidman & Clients 11/11/02            21.3917       9,626.25             450
Seidman & Clients 11/11/02            21.8835       1,860.10              85
Seidman & Clients 11/11/02            22.3200       1,116.00              50
Seidman & Clients 11/11/02            21.3959       8,344.40             390
Seidman & Clients 11/11/02            21.3883      19,249.50             900
Seidman & Clients  1/2/03             23.4192      11,709.59             500
Totals                                            442,432.38          27,607*

B Denotes shares of the Company purchased before the merger with Vista was completed.

Harold Schechter    2/6/03            23.9500       2,449.00             100
Totals                                              2,449.00             100

Theodore Harwick    1/9/01             18.500       (1,850.00)           (100)
                   1/10/01            18.500       (1,850.00)           (100)
                   1/10/01            18.500       (5,550.00)           (300)
                   2/27/01            20.250      (10,125.00)           (500)
                   3/1/01             21.250      (10,625.00)           (500)
                   3/19/01            21.000      (21,000.00)         (1,000)
                   3/20/01            22.250       (4,450.00)           (200)
                   3/20/01            22.250       (4,450.00)           (200)
                   3/20/01            22.250       (2,250.00)           (100)
                   3/20/01            22.000      (22,000.00)         (1,000)
                   8/28/01            20.250      (20,250.00)         (1,000)
                   9/26/01            20.000      (20,000.00)         (1,000)
                   9/27/01            20.500      (10,250.00)           (500)
                   10/29/01           21.000       (6,300.00)           (300)
                   6/24/02            26.000       (7,800.00)           (300)
                   6/26/02            26.000       (2,600.00)           (100)
                   6/28/02            26.000      (15,600.00)           (600)
                   7/2/02             27.400      (13,700.00)           (500)
                   7/5/02             27.400      (13,700.00)           (500)
                   9/1/02             25.306     (139,183.00)         (5,500)
                   9/11/02            25.306      (98,060.75)         (3,875)
                   9/19/02            25.926       (9,437.06)           (364)
                   9/19/02            26.260      (54,121.26)         (2,061)
                   9/19/02            21.630       54,118.26           2,502
Totals                                             54,118.26           2,502**
**All shares purchased prior to January 9, 2001 and 2,061 shares of VBNJ were exhanged for 2,502 shares of UNBJ and $9,430.49 due to merger.

On August 21, 2002, the Company completed its acquisition of Vista Bancorp, Inc. Each Vista shareholder was entitled to receive for each Vista share merger consideration having a total value of $25.300, based upon the average pre-closing price of the Company's shares, as calculated under the Merger Agreement of $20.759 per share. Based on the average closing price for the Company shares on November 14, 2001, the payment formula represented approximately 25% (in cash) and 75% (in the Company shares), of the value of the aggregate merger consideration.

All of the above entities that owned Vista stock on August 21, 2002 requested to receive 100% stock from the Company as merger consideration, but were pro-rated as provided for in the Merger Agreement. The Company shares purchased before the consummation of the merger and outside of the receipt of the merger consideration are indicated with a B in the above chart.

                                    P R O X Y

THIS PROXY IS SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF UNITED NATIONAL BANCORP INC. BY THE COMMITTEE TO PRESERVE SHAREHOLDER VALUE.

                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Lawrence Seidman and Harold Schechter, with full power of substitution as proxy for the undersigned, to vote all shares of common stock, par value $1.25 per share of United National Bancorp, (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 15, 2003, or any adjournment(s) or postponement(s) thereof (the "Meeting"), as follows:

1. ELECTION OF DIRECTORS - To elect HAROLD SCHECHTER.

             -- FOR                 -- WITHHOLD

To withhold authority to vote for the election of Harold Schechter, write the respective name in the following space or withhold authority for Harold Schechter, by placing an X next to Withhold.

The Committee intends to use this proxy to vote for __ persons who have been nominated by the Company to serve as directors other than the Company Nominee noted below. You should refer to the Company's proxy statement and form of proxy distributed by the Company for the names, backgrounds, qualifications and other information concerning the Company's Nominees. The Committee is NOT seeking authority to vote for and will NOT exercise any authority for ____________, one of the Company's five Nominees. There is no assurance that any of the Company's Nominees will serve if elected with the Committee's Nominee. You may withhold authority to vote for an additional Company Nominee, by writing the name of the Company Nominee in the following space below:

2. APPOINTMENT OF KPMG, LLP, AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003:

                    For ___ Against ___ Abstain __

 IMPORTANT:  PLEASE SIGN AND DATE ON THE REVERSE SIDE.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. Unless otherwise specified, this proxy will be voted "FOR" the election of the Committee's Nominees as a Director and "FOR" the appointment of KPMG, LLP, the independent accountants. This proxy revokes all prior proxies given by the undersigned.

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, as provided in the proxy statement provided herewith.

Please sign exactly as your name appears hereon or on your proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

                                       Dated:___________________________________

                                       _________________________________________
                                                                     (Signature)
                                       _________________________________________
                                                    (Signature, if jointly held)

                                     Title: ____________________________________


 PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY.